SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2014

PROBE MANUFACTURING, INC.

(Exact name of Company as specified in its charter)

Nevada	333-125678	20-2675800
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
17475 Gillette Blvd., Irvine, CA 92614
(Address of principal executive offices)
Phone: (949) 273-4990
(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 21, 2014, Probe Manufacturing, Inc., a public Nevada corporation (the “Company”), located at 17475 Gillette Blvd., Irvine CA 92614,  entered into an Exclusive OEM  and Distribution agreement with S-Ray INCORPORATED, a private Nevada corporation (“S-Ray”), located at 50 West Liberty Street, Suite 880, Reno Nevada 89501, which provides that S-Ray designs and owns the intellectual property rights of ultrasound technology for dental use, including the ClearView LAB product, and Probe Manufacturing, Inc. desires to Manufacture and distribute the ClearView LAB product on an exclusive worldwide basis with revenue targeted to start in the 1st Quarter of 2015.

The foregoing summary description of the terms of the OEM Agreement may not contain all information that is of interest to the reader. For further information regarding the terms and conditions of the agreement, this reference is made to such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1

OEM Agreement between the Company and S-Ray INCORPORATED, dated November 21st, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Probe Manufacturing, Inc.

Date: November 24, 2014

By: /s/ Kambiz Mahdi

Kambiz Mahdi

Chief Executive Officer